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                                                                EXHIBIT 10.2
                     AGREEMENT REGARDING CORPORATE GOVERNANCE

       THIS AGREEMENT REGARDING CORPORATE GOVERNANCE ("Agreement") is made as of
December ___, 1993 ("Effective Date"), by and between CHARLES DUDDLES (hereinafter, "Designated Officer"), FOODMAKER, INC., a Delaware Corporation ("Foodmaker"), and CRC-I CORP., a Massachusetts corporation ("CRC-I Corp."), CRC-II CORP., a Massachusetts corporation ("CRC-II Corp."), FM 1993A CORP., a Delaware corporation ("FM 1993A"), CHRISTOPHER WILSON, an individual ("Wilson"), MATHEWS-PHILIPS SERVICE COMPANY, a Pennsylvania general partnership ("Mathews"), ROBERT KEY, an individual ("Key"), and ROBERT L. NESSEN, an individual ("Nessen"), who agree as follows:

       1.     Recitals.          This Agreement is executed in contemplation of
the following facts and circumstances:

              a.    Designated Officer is an officer and director of Foodmaker.

              b. Foodmaker and CRC-I Limited Partnership, a Massachusetts limited partnership ("CRC-I Limited Partnership"), and CRC-II Limited Partnership, a Massachusetts limited partnership ("CRC-II Limited Partnership"), are parties to those certain sale-leaseback transactions (hereinafter, "Sale-Leaseback Transactions") described in (i) that certain Master Lease between CRC-I Limited Partnership, as lessor, and Foodmaker, as lessee, (ii) that certain Master Lease between CRC-II Limited Partnership, as lessor, and Foodmaker, as lessee, (iii) that certain Registration Rights Agreement (as hereinafter defined), and (iv) all other documents executed in connection therewith (collectively, "Transaction Documents").

              c. FM 1993A Corp. has agreed to issue certain debt securities ("Debt Securities") and to utilize the proceeds thereof to purchase certain promissory notes from the CRC-I Limited Partnership and the CC-II Limited Partnership (collectively, the "Limited Partnerships") in connection with the Sale-Leaseback Transactions.

              d. CRC-I Corp. is the sole corporate general partner of the CRC-I Limited Partnership.

              e. CRC-II Corp. is the sole corporate general partner of the CRC- II Limited Partnership.

              f. Nessen is the sole shareholder of CRC-I Corp. and CRC-II Corp., and Key is the sole shareholder of FM 1993A. Nessen intends to transfer the shares of CRC-I Corp. to Mathews after the Effective Date. The parties (other than Mathews) intend that Mathews will execute this Agreement as a condition to the transfer of the shares of
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CRC-I to Mathews.  The parties anticipate that Wilson will serve as a director of each of CRC-I Corp., CRC-II Corp. and FM 1993A.

              g. In connection with the Sale-Leaseback Transactions, FM 1993A, CRC-I Corp. and CRC-II Corp. (collectively, "Co-Registrants") have executed or will be required to execute that certain Registration Rights Agreement ("Registration Rights Agreement"), which requires the Co-Registrants to participate in the filing of a registration statement with the Securities and Exchange Commission incident to FM 1993A's sale of the Debt Securities.

              h. By this Agreement, the parties intend to set forth their respective rights and responsibilities with respect to the corporate governance of CRC-I Corp., CRC-II Corp. and FM 1993A.

              i. Foodmaker acknowledges and agrees that it will receive a material benefit from the participation of the Limited Partnerships and FM 1993A in such transaction.

       2. Basic Term. This Agreement shall remain in effect for a period beginning on the Effective Date and continuing until November 1, 2003.

       3. Obligations of Designated Officer. For as long as Designated Officer is an officer, director or employee of Foodmaker, upon the nomination and election of the Designated Officer by the shareholders of the Co-Registrants, the Designated Officer shall serve as the director of each of the Co-Registrants, and shall vote to appoint himself to serve as the President, Clerk and Chief Financial Officer (and any other office required under Massachusetts or Delaware corporate law, as applicable) of each of the Co-Registrants. The Designated Officer shall accept said nomination and election from time to time as required under the laws of the state of Massachusetts or Delaware, as applicable, and shall serve as a director and as the officers of each of the Co-Registrants until such time as the Debt Securities have been repaid in full and the registration statement described in the Registration Rights Agreement is no longer effective.

       4. Obligations of Foodmaker. If Designated Officer shall cease to be an employee of Foodmaker for any reason or shall resign as the director or officer of any of the Co-Registrants, Foodmaker shall designate a successor (hereinafter, "Successor Designated Officer") who, for as long as the Successor Designated Officer is an employee of Foodmaker, upon the nomination and election of the Successor Designated Officer by the shareholders of the Co-Registrants, shall serve as the director of each of the Co-Registrants and shall appoint himself or herself to serve as the President, Clerk and Chief Financial Officer (and the holder of any other office required under Massachusetts or Delaware corporate law, as applicable) of each of the Co- Registrants. The Successor
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Designated Officer shall accept such nomination and election from time to time as required under the laws of the State of Massachusetts or Delaware, as applicable, and shall serve as a director and the officers of each of the Co-Registrants until such time as the Debt Securities have been repaid in full and the registration statement described in the Registration Rights Agreement is no longer effective. Upon designating a Successor Designated Officer, Foodmaker shall cause such Successor Designated Officer to execute and deliver to the other parties hereto an agreement in form and substance satisfactory to them pursuant to which he assumes the obligations of the Designated Officer hereunder from and after the date of his appointment as such.

       5. Obligations of Shareholders. Until such time as the Debt Securities have been repaid in full and the registration statement described in the Registration Rights Agreement is no longer effective, the shareholders of each of the Co-Registrants (Mathews, Nessen and Key, with respect to CRC-I Corp., CRC-II Corp. and FM 1993A, respectively) shall elect Wilson and the Designated Officer as directors of each of the Co-Registrants. If either (i) the Designated Officer shall cease to be employed by Foodmaker for any reason, or (ii) the Designated Officer shall resign as a director or as the officers of any of the Co-Registrants, the shareholders of each of the Co-Registrants shall elect the Successor Designated Officer as the director of each of the Co-Registrants.

       6. Obligations of Wilson. Upon the nomination and election of Wilson by the shareholders of Co-Registrants, Wilson shall accept such nomination, shall serve as a director of the Co-Registrants, and shall vote to appoint Duddles to serve as the President, Clerk and Chief Financial Officer (and any other office required under Massachusetts or Delaware corporate law, as applicable) of each of the Co-Registrants.

       7. Certain Corporate Governance Matters. Foodmaker and the Designated Officer agree that the Designated Officer (or Successor Designated Officer), in his or her capacities as a director or officer of any Co-Registrant) will not take, and Foodmaker will not permit the Designated Officer (or Successor Designated Officer) to take, any action specified below without the prior written consent of the holders of 51% or more of the limited partnership interests in the Limited Partnership by which such action is proposed to be taken, or, in the case of an action by FM 1993A Corp., without the prior written consent of the holders of 51% or more of the limited partnership interests in each Limited Partnership:

              a. Any action to waive compliance by Foodmaker with, to amend or to consent to a deviation by Foodmaker from the terms of the Transaction Documents.

              b. Any action to accept or reject any offer made by Foodmaker to either Limited Partnership pursuant to the terms of either Master Lease referenced in the preamble to this Agreement.
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              c.    Any action which would constitute or result in a violation by either Limited Partnership or of FM 1993A of any of the provisions of the Transaction Documents.

In addition, the Designated Officer (or Successor Designated Officer), in his or her capacities as a director or officer of any Co-Registrant, shall take any action upon the written request of the holders of 51% or more of the limited partnership interests in the Limited Partnership by which such action is proposed to be taken (provided that such action is not in violation of such Co-Registrant's organizational documents or the limited partnership agreement of such Limited Partnership), or, in the case of FM 1993A Corp., upon the written request of the holders of 51% or more of the limited partnership interests in each Limited Partnership.

       8. Certain Affirmative Corporate Governance Obligations. Foodmaker agrees that it will take, and will cause the Designated Officer (or Successor Designated Officer) to take, at Foodmaker's expense, all necessary action to ensure that the Limited Partnerships and FM 1993A Corp. are at all time in full compliance with the provisions of each of the Transaction Documents to which they are a party. In addition to the foregoing, Foodmaker agrees that it will take, and will cause the Designated Officer (or Successor Designated Officer) to take, all necessary action requested by any limited partner of the Limited Partnerships to effectuate the transfer to any third party of such limited partner's partnership interest in the Limited Partnership in which such limited partner is a partner (provided that the prior written consent of the general partner of such Limited Partnership has been obtained) and all necessary action requested by the holders of 51% or more of the limited partnership interests in a Limited Partnership to sell, assign or otherwise transfer all or any portion of the assets of such Limited Partnership (provided that such transfer is carried out in accordance with Section 1.06 of the applicable mortgage or deed of trust entered into by such Limited Partnership as a part of the Transaction Documents covering the assets proposed to be so transferred).

       9. Further Assurances. Each party shall perform any further acts and execute and deliver any documents which reasonably may be necessary to carry out the intent of this Agreement.

       10. Attorneys' Fees. If any action or proceeding is commenced or legal counsel consulted to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the other party attorneys' fees and costs incurred in connection with such legal action or consultation. The term "prevailing party" shall mean the party in any action or consultation who obtains substantially the relief or result sought, whether by compromise, settlement or judgment.
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       11.    Governing Law.  This Agreement in all respects shall be
interpreted, enforced and governed by and under the laws of the Commonwealth of Massachusetts.

       12. Integration. This Agreement memorializes and constitutes the final, complete and exclusive agreement and understanding between the parties, and supersedes and replaces all prior negotiations, proposed agreements and agreements, whether written or oral. Each party to this Agreement acknowledges that no other party or agent or attorney for any other party has made any promise, representation or warranty whatsoever or implied which is not expressly contained in this Agreement and each party further acknowledges that it has not executed this Agreement in reliance upon any collateral promise, representation or warranty, or under reliance of any belief as to any fact not expressly recited in paragraph 1 above.

       13. Independent Advice. Each party acknowledges that it has received independent legal advice with respect to the advisability of entering into this Agreement.

       14. Headings. Paragraph headings have been inserted into this Agreement as a matter of convenience only and are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

       15. Severance. If a provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, said provision shall be deemed to be severed and deleted and neither such provision, nor its severance and deletion shall effect the validity of the remaining provisions.

       16. Successors and Assigns. The provisions, covenants, conditions and agreements herein contained shall apply to, bind and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

       17. Counterparts. This Agreement may be executed in one or more counterparts all of which the other shall constitute one original document.

       18. Interpretation. This Agreement has been negotiated at arm's length between persons sophisticated and knowledgeable with the matters dealt with in this Agreement. In addition, each party has been given the opportunity to consult with and has consulted with experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of this Agreement.
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       19.    Venue.  Venue for any action, whether arbitration, judicial or otherwise, shall be in San Diego County, California.

       20. No Oral Modifications. This Agreement may be amended or modified in writing only signed by the parties hereto.

       21. Notices. All communications herein provide for or made pursuant hereto shall be in writing and shall be sent by (i) legible fax with original to follow in due course (failure to send such original shall not affect the validity of such fax notice), and the giving of such communication shall be complete when such fax is received, and (ii) either (A) registered or certified mail, return receipt requested, in which event the giving of such communication shall be deemed complete on the fifth business day after the same is deposited in the United States Post Office with charges prepaid, or (B) reputable overnight delivery service, in which event the giving of such communication shall be deemed complete upon the immediately succeeding business day after the same is deposited with such deliver service:

If to Designated Officer:           Charles Duddles
                                    9330 Balboa Avenue
                                    San Diego, California 92123-1516

       If to Foodmaker:             Foodmaker, Inc.
                                    9330 Balboa Avenue
                                    San Diego, California 92123-1516

       If to CRC-I Corp:            CRC-I Corp.
                                    c/o R. Gordon Mathews
                                    650 Washington Road
                                    Pittsburgh, Pennsylvania 15228

              and to:               c/o Charles Duddles
                                    9330 Balboa Avenue
                                    San Diego, California 92123-1516

       If to CRC-II Corp:           CRC-II Corp.
                                    c/o Robert L. Nessen
                                    One Financial Center, 13th Floor
                                    Boston, Massachusetts 02111

              and to:               c/o Charles Duddles
                                    9330 Balboa Avenue
                                    San Diego, California 92123-1516
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       If to FM 1993A:              FM 1993A
                                    c/o Robert Key
                                    3350 North 60th Street
                                    Phoenix, Arizona 85018

              and to:               c/o Charles Duddles
                                    9330 Balboa Avenue
                                    San Diego, California 92123-1516

       If to Wilson:                Christopher Wilson
                                    1-1 Concord Green
                                    Concord Green, Massachusetts 01742

       If to Mathews:               Mathews-Philips Service Company
                                    c/o R. Gordon Mathews
                                    650 Washington Road
                                    Pittsburgh, Pennsylvania 15228

       If to Key:                   Robert Key
                                    3350 North 60th Street
                                    Phoenix, Arizona 85018

       If to Nessen:                Robert L. Nessen
                                    One Financial Center, 13th Floor
                                    Boston, Massachusetts 02111

       22. Effective Date. This Agreement shall be effective only after all the parties hereto have affixed their signatures below.

                                    FOODMAKER, INC., a Delaware corporation

                                    By:   /S/ WILLIAM F. MOTTS
                                       ------------------------------
                                           William F. Motts
                                           Vice President
                                           Restaurant Development

                                    By:
                                       ------------------------------
                                           Leo Momsen
                                           Assistant Secretary

                       (SIGNATURES CONTINUED NEXT PAGE)
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                                    MATHEWS-PHILIPS SERVICE COMPANY, a
                                    Pennsylvania general partnership

                                    By:______________________________
                                    Its:_____________________________


                                    ______________________________
                                    Christopher Wilson


                                    /S/ROBERT L. NESSEN
                                    ------------------------------
                                    Robert L. Nessen


                                    _____________________________
                                    Robert Key


                                    ______________________________
                                    Charles Duddles


                                    CRC-I CORP., a Massachusetts corporation


                                    By: /S/ ROBERT NESSEN
                                       -------------------------
                                           Robert Nessen
                                           President


                                    CRC-II CORP., a Massachusetts corporation

                                    By: /S/ ROBERT NESSEN
                                       -------------------------
                                           Robert Nessen
                                           President


                                    FM 1993A CORP., a Delaware corporation

                                    By:_________________________
                                           Charles Duddles
                                           President

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